                                                                 EXHIBIT 25.1

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -------------------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)    X
                                                           -------

                          -------------------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                               75-2353745
  (State of incorporation                                   (I.R.S. employer
  if not a national bank)                                 identification No.)

2001 Ross Avenue, Suite 2700                                   75201-2936
       Dallas, Texas                                           (Zip Code)
   (Address of trustee's
principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201-2936
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                          -------------------------

                             STC Broadcasting, Inc.
              (Exact name of obligor as specified in its charter)

                Delaware                                   75-2676358
    (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                   identification No.)

    3839 4th Street North, Suite 420
           St. Petersburg, FL                                33703
(Address of principal executive offices)                   (Zip Code)

                          -------------------------

                     11% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)

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
                                    GENERAL

1.       General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency, Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                          The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                              As of June 18, 1997

--------------------------------------------------------------------------------

          Col A.                                                 Col B.
--------------------------------------------------------------------------------
       Title of Class                                       Amount Outstanding
--------------------------------------------------------------------------------
      Capital Stock - par value $100 per share                 5,000 shares

4.       Trusteeships under Other Indentures.

         Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         Not Applicable

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Not Applicable

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not Applicable

8.       Securities of the Obligor Owned or Held by the Trustee.

         Not Applicable

9.       Securities of Underwriters Owned or Held by the Trustee.

         Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         Not Applicable

12.      Indebtedness of the Obligor to the Trustee.

         Not Applicable

13.      Defaults by the Obligor.

         Not Applicable

14.      Affiliations with the Underwriters.

         Not Applicable

15.      Foreign Trustee.

         Not Applicable

16.      List of Exhibits.

         T-1.1   -  A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit
                    T-1.1 filed with Form T-1 Statement, Registration No.
                    22-21897.

16.      (con't.)

         T-1.2   -  A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                    No.  22-21897.

         T-1.3   -  A copy of the authorization of the Trustee to exercise
                    corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.4   -  A copy of the By-laws of the U.S. Trust Company of Texas,
                    N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                    Registration No. 22-21897.

         T-1.5   -  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.6   -  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of June 18, 1997, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of June 18, 1997, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,591,502 shares of $5 par value Common Stock as of June 18, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                             --------------------

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 18th day of June, 1997.

                                           U.S. Trust Company of Texas, N.A.,
                                           Trustee



                                           By: /s/ BILL BARBER
                                               --------------------------------
                                                   Bill Barber
                                                   Vice President

                                                                   Exhibit T-1.5



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of STC Broadcasting, Inc. 11% Senior Subordinated Notes due 2007, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                           U.S. Trust Company of Texas, N.A.



                                           By: /s/ BILL BARBER
                                               --------------------------------
                                                   Bill Barber
                                                   Vice President

                                                                   EXHIBIT T-1.6


                                                                 Board of Governors of the Federal Reserve System
                                                                 OMB Number:  7100-0036
                                                                 Federal Deposit Insurance Corporation
                                                                 OMB Number:  3064-0052
                                                                 Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council               OMB Number:  1557-0081
                                                                 Expires March 31,1999
----------------------------------------------------------------------------------------------------------------------------
                                                                 Please Refer to Page i,                                 (1)
                                                                 Table of Contents, for
(LOGO)                                                           the required disclosure
                                                                 of estimated burden
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH
DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100
MILLION  - -  FFIEC  034
                                                                                          (970331)
                                                                                         ----------
REPORT AT THE CLOSE OF BUSINESS March 31,1997                                           (RCRI 9999)

This report is required by law:  12 U.S.C. Section 324 (State     This report form is to be filed by banks with domestic
member banks); 12 U.S. c. Section 1817 (State nonmember banks);   offices only.  Banks with branches and consolidated
and 12 U.S. C. Section 161 (National banks).                      subsidiaries in U.S. territories and possessions, Edge or
                                                                  Agreement subsidiaries, foreign branches, consolidated
                                                                  foreign subsidiaries, or International Banking Facilities
                                                                  must file FFIEC 031.
----------------------------------------------------------------------------------------------------------------------------
NOTE:  The Reports of Condition and Income must be signed by an   The Reports of Condition and Income are to be prepared in
authorized officer and the Report of Condition must be attested   accordance with Federal regulatory authority instructions.
to by not less than two directors (trustees) for State            NOTE:  these instructions may in some cases differ from
nonmember banks and three directors for State member and          generally accepted accounting principles.
National Banks.
                                                                  We, the undersigned directors (trustees), attest to the
I,      Alfred B. Childs, SVP & Cashier                           correctness of this Report of Condition (including the
   ----------------------------------------------------           supporting schedules) and declare that it has been examined
   Name and Title of  Officer Authorized to Sign Report           by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the
of the named bank do hereby declare that these Reports of         appropriate Federal regulatory authority and is true and
Condition and Income (including the supporting schedules) have    correct.
been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to
the best of my knowledge and belief.                              /s/ Stuart M. Pearman
                                                                  ---------------------
                                                                   Director (Trustee)
/s/ Alfred B. Childs
---------------------                                             /s/ J. T. Moore Jr.
  Signature of Officer Authorized to Sign Report                  ---------------------
                                                                   Director (Trustee)
  April 17,1997
---------------------                                             /s/ Peter J. Denker
 Date of Signature                                                ---------------------
                                                                   Director (Trustee)
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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS:  Return the original and one copy to the     NATIONAL BANKS:  Return the original only in the special
appropriate Federal Reserve District Bank.                       return address envelope provided.  If express mail is used in lieu of the special return address envelope, return the
STATE NONMEMBER BANKS:  Return the original only in the          original only to the FDIC, c/o Quality Data Systems, 2127
special return address envelope provided.  If express mail is    Espey Court, Suite 204, Crofton, MD  21114.
used in lieu of the special return address envelope, return
the original only to the FDIC, c/o Quality Data Systems, 2127
Espey Court, Suite 204, Crofton, MD  21114.
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FDIC Certificate Number ____________                                                                                12-31-96
                        (RCRI 9050)                              Banks should affix the address label in this space.

                                                                 U. S. Trust Company of Texas, National Association
                                                                 --------------------------------------------------
                                                                 Legal Title of Bank (TEXT 9010)

                                                                 2001 Ross Avenue, Suite 2700
                                                                 ----------------------------
                                                                 City (TEXT 9130)

                                                                 Dallas, TX                                  75201
                                                                 -------------------------------------------------
                                                                 State Abbrev. (TEXT 9200)    ZIP Code (TEXT 9220)

----------------------------------------------------------------------------------------------------------------------------

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.                  Call Date:        03/31/97           State #:   6797         FFIEC  034
2100 ROSS AVENUE, SUITE 2700                       Vendor ID:               D           Cert #:    33217        Page RC-2
DALLAS, TX  75201                                  Transit #:        11101765
                                                                                                                ---------------
                                                                                                                      9
                                                                                                                ---------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                         C100
                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.    Cash and balances due from depository institutions:                                            RCON
       a.  Noninterest-bearing balances and currency and coin (1,2)               ______  _______     0081        1,255  1.a
       b.  Interest bearing balances (3)                                          ______  _______     0071          629  1.b
 2.    Securities:
       a.  Held-to-maturity securities (from Schedule RC-B, column A)             ______  _______     1754            0  2.a
       b.  Available-for-sale securities (from Schedule RC-B, column D)           ______  _______     1773      105,764  2.b
 3.    Federal funds sold and securities purchased under agreements to resell:
       a.  Federal funds sold (4)                                                 ______  _______     0276            0  3.a
       b.  Securities purchased under agreements to resell (5)                    ______  _______     0277            0  3.b
 4.    Loans and lease financing receivables:                                      RCON
       a.  Loans and leases, net of unearned income (from Schedule RC-C)           2122     43,079                       4.a
       b.  LESS:  Allowance for loan and lease losses                              3123        511                       4.b
       c.  LESS:  Allocated transfer risk reserve                                  3128          0                       4.c
       d.  Loans and leases, net of unearned income, allowance, and reserve                           RCON
           (item 4.a minus 4.b and 4.c)                                           ______  _______     2125       42,568  4.d
 5.    Trading assets                                                             ______  _______     3545            0  5.
 6.    Premises and fixed assets (including capitalized leases)                   ______  _______     2145          752  6.
 7.    Other real estate owned (from Schedule RC-M)                               ______  _______     2150            0  7.
 8.    Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                       ______  _______     2130            0  8.
 9.    Customers' liability to this bank on acceptances outstanding               ______  _______     2155            0  9.
10.    Intangible assets (from Schedule RC-M)                                     ______  _______     2143            0  10.
11.    Other assets (from Schedule RC-F)                                          ______  _______     2160        1,933  11.
12.    a.  Total assets (sum of items 1 through 11)                               ______  _______     2170      152,901  12.a
       b.  Losses deferred pursuant to U.S.C. 1823(j)                             ______  _______     0306            0  12.b
       c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
           (sum of items 12.a and 12.b)                                           ______  _______     0307      152,901  12.c

(1)  Includes cash items in process of collection and unposed debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

U.S. TRUST COMPANY OF TEXAS, N.A.                  Call Date:       3/31/97             State #:   6797         FFIEC  034
2100 ROSS AVENUE, SUITE 2700                       Vendor ID:             D             Cert #:    33217        Page RC-2
DALLAS, TX  75201                                  Transit #:      11101765
                                                                                                                ---------------
                                                                                                                      10
                                                                                                                ---------------

SCHEDULE RC - CONTINUED

                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
       a.  In domestic offices (sum of totals of                                                      RCON
           columns A and C from Schedule RC-E)                                     RCON               2200      124,978  13.a
           (1)  Noninterest-bearing (1)                                            6631     19,997                       13.a.1
           (2)  Interest-bearing                                                   6636    104,981
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (1)  Noninterest-bearing
           (2)  Interest-bearing
14.    Federal funds purchased and securities sold under agreements to repurchase:                    RCON
       a.  Federal funds purchased (2)                                            ______  _______     0278            0  14.a
       b.  Securities sold under agreements to repurchase (3)                     ______  _______     0279            0  14.b
15.    a.  Demand notes issued to the U.S. Treasury                               ______  _______     2840            0  15.a
       b.  Trading liabilities                                                    ______  _______     3548            0  15.b
16.    Other borrowed money:
       a.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS                          ______  _______     2332        1,000  16.a
       b.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR                        ______  _______     2333        5,000  16.b
17.    Mortgage indebtedness and obligations under capitalized leases             ______  _______     2910            0  17.
18.    Bank's liability on acceptances executed and outstanding                   ______  _______     29200           0  18.
19.    Subordinated notes and debentures                                          ______  _______     3200            0  19.
20.    Other liabilities (from Schedule RC-G)                                     ______  _______     2930        1,468  20.
21.    Total liabilities (sum of items 13 through 20)                             ______  _______     2948      132,446  21.
22.    Limited-life preferred stock and related surplus                           ______  _______     3282            0  22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus                              ______   ______     3838       7,000  23.
24.    Common stock                                                               ______   ______     3230         500  24.
25.    Surplus (exclude all surplus related to preferred stock)                   ______   ______     2829       8,384  25.
26.    a.  Undivided profits and capital reserves                                 ______   ______     3632       4,711  26.a
       b.  Net unrealized holding gains (losses) on available-for-sale
           securities                                                             ______   ______     8434       (140)  26.b
27.    Cumulative foreign currency translation adjustments                        ______   ______     3210
28.    a.  Total equity capital (sum of items 23 through 27)                      ______   ______     3210      20,455  28.a
       b.  Losses deferred pursuant to 12 U.S.C. 1823(j)                          ______   ______     0306           0  28.b
       c.  Total equity capital and losses deferred pursuant to 12 U.S.C.
           1823(j) (sum of items 28.a and 28.b)                                   ______   ______     3559      20,455  28.c
29.    Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and
       28.c)                                                                      ______   ______     2257     152,901  29.

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1.  Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent              RCON
     external auditors as of any date during 1995                                                     6724           1  M.1

1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified              external auditors (may be required by state chartering
    public accounting firm which submits a report on the  bank           authority)
2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but            external auditors
    not on the bank separately)                                      7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance           work)
    with generally accepted auditing standards by a certified        8 = No external audit work
    public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, 'Other borrowed money.'
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, 'Federal funds purchased.'